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
                                             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
   WASHINGTON, D.C.                                     ATTORNEYS AT LAW                                BRUSSELS, BELGIUM
    AUSTIN, TEXAS                           A REGISTERED LIMITED LIABILITY PARTNERSHIP                    MOSCOW, RUSSIA
  SAN ANTONIO, TEXAS                           INCLUDING PROFESSIONAL CORPORATIONS
    HOUSTON, TEXAS                                     1700 PACIFIC AVENUE
  NEW YORK, NEW YORK                                        SUITE 4100
                                                     DALLAS, TEXAS 75201-4618
                                                          (214) 969-2800
                                                           TELEX 732324
                                                        FAX (214) 969-4343
                                            WRITER'S DIRECT DIAL NUMBER (214) 969-2800

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                                       June 3, 1996



     United Meridian Corporation
     1201 Louisiana, Suite 1400
     Houston, Texas  77002

     Ladies and Gentlemen:

        We have acted as counsel to United Meridian Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration of 600,000 shares of the Company's Series A Voting Common Stock, $.01 par value (the "Common Stock"), as described in a registration statement on Form S-8 relating to the Common Stock to be issued under the Company's 1994 Employee Nonqualified Stock Option Plan, as amended (the "Employee Plan"), and the Company's 1994 Outside Directors' Nonqualified Stock Option Plan, as amended (the "Director Plan"), which registration statement is to be filed with the Securities and Exchange Commission.

        We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

        Based upon such examination and representations, we advise you that, in our opinion:

        A. The shares of Common Stock to be issued under the Employee Plan and the Director Plan which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

        B. The shares of Common Stock to be issued under the Employee Plan and the Director Plan which are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Employee Plan or the Director Plan, will be validly issued, fully paid and non-assessable.
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AKIN, GUMP, STAUSS, HAUER & FELD, L.L.P.

UNITED MERIDIAN CORPORATION
JUNE 3, 1996
PAGE 2

        We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                  Sincerely,

                                  /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  ---------------------------------------------

                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.